Service Corporation International Announces Third Quarter 2017 Financial Results And Raises Guidance For 2017

- Conference call on Thursday, October 26, 2017, at 8:00 a.m. Central Time.

HOUSTON, Oct. 25, 2017 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, reported results for the third quarter of 2017. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$731.3	$721.5	$2,282.3	$2,222.1
Operating income	$109.1	$114.4	$392.3	$332.6
Net income attributable to common stockholders	$56.2	$47.7	$299.3	$110.8
Diluted earnings per share	$0.29	$0.24	$1.56	$0.56
Earnings excluding special items(1)	$63.0	$51.6	$203.5	$162.7
Diluted earnings per share excluding special items(1)	$0.33	$0.26	$1.06	$0.83
Diluted weighted average shares outstanding	192.2	196.6	192.4	197.2
Net cash provided by operating activities	$165.4	$133.0	$389.6	$358.5
Net cash provided by operating activities excluding special items(1)	$165.4	$143.0	$430.1	$401.6

(1)

Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share were $0.29 in the third quarter of 2017 compared to $0.24 in the third quarter of 2016. The third quarter of 2017 was negatively impacted by an $11.5 million legal settlement. The third quarter of 2016 was impacted by system transition costs. Diluted earnings per share excluding special items was $0.33 in the third quarter of 2017 compared to $0.26 in the third quarter of 2016. The increase in diluted earnings per share excluding special items was primarily driven by strong cemetery results and a lower effective tax rate. We also encountered temporary business interruptions in certain of our businesses in Texas, Florida and Puerto Rico related to the three hurricanes during the quarter (the Hurricanes). We believe these temporary business interruptions impacted our operating results by about two cents per share during the quarter.
  Net cash provided by operating activities was $165.4 million in the third quarter of 2017 compared to $133.0 million in the third quarter of 2016. The third quarter of 2016 was impacted by system transition costs and excess tax benefits from share-based awards, which reduced cash provided by operating activities. Net cash provided by operating activities excluding special items as noted above was $165.4 million in the third quarter of 2017 compared to $143.0 million in the prior year quarter. The increase in net cash provided by operating activities excluding special items is primarily due to increased cash flow from earnings growth and lower cash tax payments partially offset by an increase in working capital uses during the quarter.
  During the third quarter, we returned $56.9 million to shareholders through a combination of share repurchases and dividends and deployed $33.3 million of capital to accretive acquisitions and the construction of new funeral homes.

Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on the third quarter of 2017:

"This quarter our Company and many of the communities in which we operate were personally impacted by hurricanes Harvey, Irma and Maria. Additionally, we have faced the challenges of the devastating events in Las Vegas and Northern California. While hundreds of our associates' homes, vehicles and personal items were damaged, and many of our business locations impacted, the important thing is that everyone in our SCI family is safe and accounted for. I am so proud of the way our team reacted helping each other and taking care of our client families, going to extraordinary lengths. Thank you and I could not be more proud than I am today.

Now shifting to our quarterly results, we are pleased to report a 27% increase in adjusted earnings per share and a 16% increase in adjusted operating cash flow. Growth in cemetery revenue coupled with benefits from effective tax planning and excess tax benefits were the drivers of our growth for the quarter. We are increasing our full year guidance for adjusted earnings per share to $1.48 to $1.54 per share, and maintaining our midpoint of $500 million of adjusted operating cash flow, with a revised range of $485 million to $515 million. The midpoint of our revised guidance for adjusted earnings per share is about 10% higher than the original guidance midpoint we issued in February 2017. Our results are a testament to our hard-working associates who focus on delivering extraordinary service to our client families. We are confident that our solid operating platform and healthy financial position will allow us to continue to grow revenues by remaining relevant to the customer, drive future markets share by growing our preneed sales, continuing to leverage scale, and deploy capital to enhance shareholder value."

REVISED OUTLOOK FOR 2017

Our revised outlook for Diluted earnings per share from continuing operations excluding special items is anticipated to exceed our expected long-term growth framework of 8%-12% after special items in 2016, even after removing a nine cent benefit recognized to date in 2017 from tax benefits recognized on the anticipated settlement of employee share-based awards, which under current accounting guidance, no such benefits were recognized in 2016.

Our revised outlook for potential earnings and cash flow in 2017 is as follows:

(In millions, except per share amounts)	Previous 2017 Outlook	Revised 2017 Outlook
Diluted earnings per share excluding special items (Adjusted EPS)(1)	$1.42 to $1.52	$1.48 to $1.54
Net cash provided by operating activities excluding special items (Adjusted Operating Cash Flow)(1)	$480 to $520	$485 to $515
Capital improvements at existing facilities and cemetery development expenditures	Approximately $180	Approximately $180

(1)

Diluted earnings per share excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2017 excludes the following because this information is not currently available for 2017: Expenses related to the Hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS settlement payments, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

REVIEW OF RESULTS FOR THIRD QUARTER 2017

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Funeral:
Atneed revenue	$236.0	$248.5	$756.9	$786.4
Matured preneed revenue	135.1	127.8	425.2	398.0
Core revenue	371.1	376.3	1,182.1	1,184.4
Non-funeral home revenue	11.1	10.5	35.1	32.7
Recognized preneed revenue	26.6	27.8	88.9	86.0
Other revenue	28.7	30.9	89.1	101.7
Total revenue	$437.5	$445.5	$1,395.2	$1,404.8

Operating profit	$70.1	$74.5	$274.8	$271.2
Operating margin percentage	16.0%	16.7%	19.7%	19.3%

Funeral services performed	72,049	72,680	230,533	230,516
Average revenue per service	5,305	$5,322	5,280	5,280

Cemetery:
Atneed revenue	$76.1	$74.2	$238.2	$230.9
Recognized preneed revenue	198.9	182.7	584.9	515.9
Core revenue	275.0	256.9	823.1	746.8
Other revenue	18.8	19.1	64.0	70.5
Total revenue	$293.8	$276.0	$887.1	$817.3

Operating profit	$79.6	$66.2	$235.5	$194.5
Operating margin percentage	27.1%	24.0%	26.5%	23.8%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended September 30, 2017 and 2016. We consider comparable operations to be those owned for the entire period beginning January 1, 2016 and ending September 30, 2017.

(Dollars in millions, except average revenue per service and average revenue per contract sold)

	Three Months Ended September 30,
	2017	2016		%
Comparable revenue:
Atneed revenue(1)	$230.1	$240.3	$(10.2)	(4.2)%
Matured preneed revenue(2)	133.0	123.7	9.3	7.5%
Core revenue(3)	363.1	364.0	(0.9)	(0.2)%
Non-funeral home revenue(4)	11.0	10.5	0.5	4.8%
Recognized preneed revenue(5)	26.6	27.7	(1.1)	(4.0)%
Other revenue(6)	28.4	29.6	(1.2)	(4.1)%
Total comparable revenue	$429.1	$431.8	$(2.7)	(0.6)%

Comparable operating profit	$69.8	$73.0	$(3.2)	(4.4)%
Comparable operating margin percentage	16.3%	16.9%	(0.6)%	(3.6)%

Comparable funeral services performed:
Atneed	39,660	40,770	(1,110)	(2.7)%
Matured preneed	22,137	21,092	1,045	5.0%
Total core	61,797	61,862	(65)	(0.1)%
Non-funeral home	9,177	9,067	110	1.2%
Total comparable funeral services performed	70,974	70,929	45	0.1%
Core cremation rate	46.7%	45.9%	0.8%	1.7%
Total comparable cremation rate	53.5%	52.7%	0.8%	1.5%

Comparable average revenue per service:
Atneed	$5,802	$5,894	$(92)	(1.6)%
Matured preneed	6,008	5,865	143	2.4%
Total core	5,876	5,884	(8)	(0.1)%
Non-funeral home	1,199	1,158	41	3.5%
Total comparable average revenue per service	$5,271	$5,280	$(9)	(0.2)%

Comparable preneed sales production:
Total preneed sales	$198.6	$202.2	$(3.6)	(1.8)%
Core contracts sold	27,012	26,826	186	0.7%
Non-funeral home contracts sold	16,294	17,028	(734)	(4.3)%
Core average revenue per contract sold	$5,913	$6,101	$(188)	(3.1)%
Non-funeral home average revenue per contract sold	$2,385	$2,265	$120	5.3%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)	Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes and delivered or performed once death has occurred.
(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract and delivered or performed once death has occurred through our core funeral homes.
(4)	Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)	Recognized preneed revenue represents merchandise and travel protection sold on a preneed contract and delivered before death has occurred.
(6)

Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Total comparable funeral revenue decreased by $2.7 million, or 0.6%, in the third quarter of 2017 compared to the same period of 2016, primarily due to lower general agency revenue, which was due to lower insurance sales discussed below. We also had lower recognized preneed revenue and core revenue.
  The $0.9 million core revenue decrease was primarily the result of a 0.1% decrease in core services performed and a 0.1% decrease in core average revenue per service. Organic sales average, excluding impacts from foreign currency and cremation rate, was essentially flat.
  Total non-funeral home revenue increased by $0.5 million, or 4.8%, which was primarily the result of a 1.2% increase in non-funeral home services performed and a 3.5% increase in non-funeral home average revenue per service.
  Recognized preneed revenue decreased $1.1 million, or 4.0%, primarily driven by a decrease in the number of contracts sold through our non-funeral home sales channel in certain markets in Florida, due to a temporary interruption of preneed sales activity caused by the Hurricanes, partially offset by an increase in the average price per contract.
  Comparable funeral operating profit decreased $3.2 million to $69.8 million and the operating margin percentage decreased 60 basis points to 16.3%, which is primarily due to the decrease in revenue mentioned above and normal fixed cost growth partially offset by selling cost efficiencies.
  Comparable preneed funeral sales production decreased $3.6 million, or 1.8%, in the third quarter of 2017 compared to 2016. The overall decrease in funeral production from certain hurricane impacted locations is estimated to be approximately $5 million, from both our core and non-funeral home sales channels. Additionally, the decline in total production reflects the continued impact of changes to sales counselor productivity metrics, which resulted in a more acute emphasis on preneed cemetery property sales as well as terminally imminent preneed funeral trust sales. Core preneed funeral insurance production declined $7.5 million, which was partially offset by a $4.7 million increase in core preneed funeral trust production.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended September 30, 2017 and 2016. We consider comparable operations to be those owned for the entire period beginning January 1, 2016 and ending September 30, 2017.

(Dollars in millions)	Three Months Ended September 30,
	2017	2016		%
Comparable revenue:
Atneed revenue(1)	$75.3	$74.1	$1.2	1.6%
Recognized preneed revenue(2)	198.2	182.7	15.5	8.5%
Core revenue(3)	273.5	256.8	16.7	6.5%
Other revenue(4)	18.7	19.2	(0.5)	(2.6)%
Total comparable revenue	$292.2	$276.0	$16.2	5.9%

Comparable operating profit	$79.3	$66.5	$12.8	19.2%
Comparable operating margin percentage	27.1%	24.1%	3.0%	12.4%

Comparable preneed and atneed sales production:
Property	$143.9	$139.1	$4.8	3.5%
Merchandise and services	124.3	124.1	0.2	0.2%
Other	(0.4)	(1.0)	0.6	60.0%
Preneed and atneed sales production	$267.8	$262.2	$5.6	2.1%
Preneed property production	$123.0	$119.6	$3.4	2.8%

Recognition rate(5)	102.1%	97.9%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)

Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract that have been delivered or performed and includes the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)	Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)	Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
  Comparable cemetery revenue grew $16.2 million, or 5.9%, in the third quarter of 2017 compared to 2016, led by an increase in recognized preneed revenue of $15.5 million, or 8.5%. We experienced growth over the prior year quarter due to increases in both the sales and recognition of cemetery property, as well as increases in cemetery merchandise and services delivered during the quarter. The increase in the recognition of cemetery property revenue can be attributed to the continuance of sales of developed inventory projects.
  Comparable preneed cemetery sales production increased $4.0 million, or 2.1%, quarter over quarter. The growth over the prior year quarter is due primarily to our continued momentum in large cemetery property sales offset by a temporary interruption of preneed sales resulting from the impact of Hurricanes in certain markets. The estimated production loss from hurricane impacted locations is approximately $8 million, which we expect to rebound in the fourth quarter.
  Comparable cemetery operating profit increased $12.8 million to $79.3 million and the operating margin percentage increased 300 basis points to 27.1%. The increase was primarily the result of high margin core revenue growth when taking into account our fixed cost structure.

Other Financial Results

  General and administrative expenses increased $12.3 million to $39.2 million in the third quarter of 2017. We finalized a legal settlement for $11.5 million. The prior year quarter included $2.3 million of system transition costs. Excluding these costs in both periods, general and administrative expenses increased $3.1 million primarily related to higher incentive compensation costs compared to the prior year quarter.
  Hurricane expense, net, reflects $5.8 million in damages incurred through September 30, 2017 at various locations caused by the Hurricanes, offset by $4.5 million of insurance proceeds received through September 30, 2017.
  Interest expense increased $3.2 million to $42.8 million in the third quarter of 2017 as we were impacted by increased rates on our floating rate debt as well as higher Bank Credit Facility balances as we continued to maintain our leverage ratio.
  The effective income tax rate for the third quarter of 2017 was 15.7%, down from the prior year third quarter rate of 36.6% for 2016. The effective tax rate for the three months ended September 30, 2017 is lower than the federal statutory tax rate of 35% due to tax benefits recognized on the settlement of employee share-based awards and certain tax planning initiatives. The higher effective tax rate for the prior year quarter was the result of non-deductible goodwill related to funeral home divestitures. Our adjusted effective income tax rate was 19.5% in the third quarter of 2017 compared to 32.9% in the prior year quarter. The reduction in our adjusted effective income tax rate was primarily the result of tax benefits recognized during the quarter on the settlement of employee share-based awards in accordance with a revised accounting standard for share-based compensation (A).

Footnotes

(A) In the first quarter of 2017, as required, the Company adopted ASU No. 2016-09, "Compensation - Stock Compensation (Topic 718) - Improvements to Employee Share-Based Payment Accounting," which recognizes the tax effect related to the settlement of share-based awards in income tax benefit or expense in the statements of earnings rather than in additional paid-in-capital. This ASU guidance also eliminates the requirement to reclassify excess tax benefits from operating activities to financing activities within the statement of cash flows. The impact of the restricted stock deliveries and option exercises in the third quarter of 2017 was a reduction to our adjusted provision for income taxes of $7.6 million, which had the effect of increasing our diluted earnings per share excluding special items by approximately $0.04 per share. The impact of the restricted stock deliveries and option exercises in the nine months of 2017 was a reduction to our adjusted provision for income taxes of $16.9 million, which had the effect of increasing our diluted earnings per share excluding special items by approximately $0.09 per share.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities, as reported	$165.4	$133.0	$389.6	$358.5
Add: Pension Settlement	—	—	6.3	—
Add: Premiums paid on early extinguishment of debt	—	—	—	20.5
Add: System and process transition costs	—	2.8	—	11.1
Add: Excess tax benefits from share based awards	—	7.2	—	11.5
Add: IRS tax settlement payments (1)	—	—	34.2	—
Net cash provided by operating activities excluding special items	$165.4	$143.0	$430.1	$401.6
Cash taxes included in net cash provided by operating activities excluding special items	$4.0	$39.7	$87.3	$100.9

(1)	2017 is primarily impacted by the settlement of IRS tax audits related to tax years 1999-2005. Please see our Form 8-K filed on March 6, 2017 for more information.

Net cash provided by operating activities excluding special items was $165.4 million in the third quarter of 2017 compared to $143.0 million in the prior year quarter. Cash taxes decreased by approximately $35 million in the quarter. The IRS permitted us to defer $25 million of cash taxes that would have been paid in the third quarter as a result of the Hurricane relief efforts, which will now be paid in December 2017. Additionally, we reduced cash taxes by an additional $10 million, primarily as a result of certain tax planning initiatives as well as from a positive true up of cash taxes paid resulting from filing our 2016 federal tax return. Our cash flows were also impacted in the quarter by lower cash receipts and higher expenses both of which were primarily attributable to temporary business interruptions late in the third quarter related to the Hurricanes.

A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Capital improvements at existing locations	$30.8	$21.1	$73.2	$62.5
Development of cemetery property	21.7	21.2	54.6	56.1
Subtotal	52.5	42.3	127.8	118.6
Construction of new funeral home facilities	3.8	5.7	13.8	12.6
Total capital expenditures	$56.3	$48.0	$141.6	$131.2

Total capital expenditures increased as expected in the current quarter by $8.3 million as we invested more this year on infrastructure improvements within our facilities as we continue to remain relevant with our customers.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses, interest, and dividends. These trust fund returns are net of portfolio management fees and expenses, but are shown prior to other trust administration fees, expenses, and taxes. A summary of our consolidated trust fund returns for the three and nine months ended September 30, 2017 is set forth below:

	Three Months	Nine Months
Preneed funeral	4.1%	12.4%
Preneed cemetery	4.1%	12.9%
Cemetery perpetual care	2.6%	7.1%
Combined trust funds	3.6%	10.8%

NON-GAAP FINANCIAL MEASURES

Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended September 30,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$56.2	$0.29	$47.7	$0.24
Pre-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	0.1	—	(0.6)	—
Legal settlement	11.5	0.06	—	—
System transition costs	—	—	2.3	0.01
Tax reconciling items:
Tax (benefit) expense from special items noted above	(4.0)	(0.02)	1.4	0.01
Change in certain tax reserves and other	(0.8)	—	0.8	—
Earnings excluding special items and diluted earnings per share excluding special items	$63.0	$0.33	$51.6	$0.26

Diluted weighted average shares outstanding (in thousands)		192,243		196,567

(In millions, except diluted EPS)	Nine Months Ended September 30,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$299.3	$1.56	$110.8	$0.56
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(5.5)	(0.03)	30.4	0.16
Losses on early extinguishment of debt	—	—	22.5	0.11
Acquisition and integration costs	—	—	5.5	0.03
System transition costs	—	—	11.2	0.06
Pension termination settlements	12.8	0.07	—	—
Legal settlement	11.5	0.06	—	—
Tax reconciling items:
Tax benefit from special items noted above	(6.6)	(0.03)	(21.1)	(0.11)
Change in certain tax reserves and other (1)	(108.0)	(0.57)	3.4	0.02
Earnings excluding special items and diluted earnings per share excluding special items	$203.5	$1.06	$162.7	$0.83

Diluted weighted average shares outstanding (in thousands)		192,417		197,175

(1)	2017 is primarily impacted by the settlement of IRS tax audits related to tax years 1999-2005. Please see our Form 8-K filed on March 6, 2017 for more information.

Conference Call and Webcast

We will host a conference call on Thursday, October 26, 2017, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 413-3238 with the passcode of 45765404. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 3, 2017 and can be accessed at (630) 652-3042 with the passcode of 45765404#. Additionally, a replay of the conference call will be available on our website for approximately two weeks.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral and cemetery industry is competitive.
  Increasing death benefits related to preneed contracts funded through life insurance contracts may not cover future increases in the cost of providing a price-guaranteed service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue, gross profit, and cash flows.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice legal claims could have a material adverse impact on our financial results.
  We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; as such, we could be exposed to unexpected costs that could negatively affect our financial performance.
  A number of years elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
  A failure of a key information technology system or process could disrupt and adversely affect our business.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
  The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and our financial results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2016 Annual Report on Form 10-K/A and as updated in our Form 10-Q filings. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2017, we owned and operated 1,509 funeral homes and 476 cemeteries (of which 287 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Managing Director / Corporate Communications	(713) 525-5235

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands, except per share amounts)
Revenue	$731,346	$721,467	$2,282,298	$2,222,083
Costs and expenses	(581,644)	(580,722)	(1,771,986)	(1,756,425)
Operating profit	149,702	140,745	510,312	465,658
General and administrative expenses	(39,213)	(26,916)	(122,307)	(102,668)
(Losses) gains on divestitures and impairment charges, net	(143)	557	5,545	(30,432)
Hurricane expenses, net of insurance proceeds	(1,290)	—	(1,290)	—
Operating income	109,056	114,386	392,260	332,558
Interest expense	(42,754)	(39,508)	(125,473)	(121,988)
Loss on early extinguishment of debt	—	(25)	—	(22,503)
Other income (expense), net	276	110	(165)	(697)
Income before income taxes	66,578	74,963	266,622	187,370
(Provision for) benefit from income taxes	(10,437)	(27,422)	32,830	(76,482)
Net income	56,141	47,541	299,452	110,888
Net income (loss) attributable to noncontrolling interests	23	186	(105)	(96)
Net income attributable to common stockholders	$56,164	$47,727	$299,347	$110,792
Basic earnings per share:
Net income attributable to common stockholders	$0.30	$0.25	$1.59	$0.57
Basic weighted average number of shares	187,435	193,274	187,761	193,999
Diluted earnings per share:
Net income attributable to common stockholders	$0.29	$0.24	$1.56	$0.56
Diluted weighted average number of shares	192,243	196,567	192,417	197,175
Dividends declared per share	$0.15	$0.13	$0.43	$0.38

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

	September 30, 2017	December 31, 2016
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$267,956	$194,986
Receivables, net	77,426	98,455
Inventories	27,161	26,431
Other	32,340	34,524
Total current assets	404,883	354,396

Preneed receivables, net and trust investments	4,677,585	4,305,165
Cemetery property	1,792,843	1,776,935
Property and equipment, net	1,859,408	1,827,587
Goodwill	1,807,816	1,799,081
Deferred charges and other assets	592,462	567,520
Cemetery perpetual care trust investments	1,490,201	1,407,465
Total assets	$12,625,198	$12,038,149

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$494,020	$439,936
Current maturities of long-term debt	76,314	89,974
Income taxes payable	9,395	7,960
Total current liabilities	579,729	537,870
Long-term debt	3,292,816	3,196,616
Deferred revenue	1,796,756	1,731,417
Deferred tax liability	451,273	454,638
Other liabilities	375,504	510,322
Deferred receipts held in trust	3,399,644	3,103,796
Care trusts' corpus	1,490,525	1,408,243
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 198,538,478 and 195,403,644 shares issued, respectively, and 187,746,443 and 189,405,244 shares outstanding, respectively	187,746	189,405
Capital in excess of par value	971,131	990,203
Retained earnings (accumulated deficit)	33,140	(103,387)
Accumulated other comprehensive income	46,661	16,492
Total common stockholders' equity	1,238,678	1,092,713
Noncontrolling interests	273	2,534
Total equity	1,238,951	1,095,247
Total liabilities and equity	$12,625,198	$12,038,149

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands, except share amounts)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$299,452	$110,888
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	—	22,503
Premiums paid on early extinguishment of debt	—	(20,524)
Depreciation and amortization	113,641	109,531
Amortization of intangibles	20,923	22,210
Amortization of cemetery property	46,533	42,573
Amortization of loan costs	4,344	4,406
Provision for doubtful accounts	6,846	4,048
Benefit from deferred income taxes	(148,465)	(11,421)
(Gains) losses on divestitures and impairment charges, net	(5,545)	30,432
Share-based compensation	10,719	10,199
Excess tax benefits from share-based awards	—	(11,512)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	12,568	11,447
Increase in other assets	(15,683)	(7,660)
Increase in payables and other liabilities	66,455	37,565
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(58,631)	(48,837)
Increase in deferred revenue	37,438	67,977
Decrease in deferred receipts held in trust	(981)	(15,315)
Net cash provided by operating activities	389,614	358,510
Cash flows from investing activities:
Capital expenditures	(141,652)	(131,195)
Acquisitions	(49,635)	(66,109)
Proceeds from divestitures and sales of property and equipment	12,547	13,044
Net withdrawals of restricted funds and other	175	5,120
Net cash used in investing activities	(178,565)	(179,140)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	120,000	1,035,000
Debt issuance costs	—	(5,232)
Payments of debt	(26,376)	(27,632)
Early extinguishment of debt	—	(875,110)
Principal payments on capital leases	(40,509)	(25,220)
Proceeds from exercise of stock options	30,672	16,029
Excess tax benefits from share-based awards	—	11,512
Purchase of Company common stock	(148,818)	(192,991)
Payments of dividends	(80,711)	(73,665)
Purchase of noncontrolling interest	(4,580)	(1,961)
Bank overdrafts and other	2,790	(1,066)
Net cash used in financing activities	(147,532)	(140,336)
Effect of foreign currency on cash and cash equivalents	9,453	3,938
Net increase in cash and cash equivalents	72,970	42,972
Cash and cash equivalents at beginning of period	194,986	134,599
Cash and cash equivalents at end of period	$267,956	$177,571